Filed Pursuant to Rule 433

Registration No. 333-291800

November 10, 2026

ZcashInvest.com Zcash CRYPTO that’s DIFFERENT by NATURE The Zcash ETF (“ZCSH” or the “Fund”), an exchange traded product, is not registered under the Investment Company Act of 1940 (or the ’40 Act) and therefore is not subject to the same regulations and protections as 1940 Act registered ETFs and mutual funds. An investment in ZCSH is subject to a high degree of risk and heightened volatility. ZCSH is not suitable for an investor that cannot afford the loss of the entire investment. An investment in the Fund is not a direct investment in ZEC. The Zcash ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Fund or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903-2211 or by contacting Foreside Fund Services, LLC, 190 Middle Street, Suite 301, Portland, Maine 04101. Foreside Fund Services, LLC is Marketing Agent and Grayscale Securities, LLC is Advertising Review and Filing Agent for the Fund. © 2026 Grayscale. ZcashInvest.com

ZcashInvest.com Zcash The Zcash ETF Ticker: ZCSH GRAYSCALE Learn more at ZcashInvest.com The Zcash ETF (“ZCSH” or the “Fund”), an exchange traded product, is not registered under the Investment Company Act of 1940 (or the ’40 Act) and therefore is not subject to the same regulations and protections as 1940 Act registered ETFs and mutual funds. An investment in ZCSH is subject to a high degree of risk and heightened volatility. ZCSH is not suitable for an investor that cannot afford the loss of the entire investment. An investment in the Fund is not a direct investment in ZEC. The Zcash ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Fund or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903-2211 or by contacting Foreside Fund Services, LLC, 190 Middle Street, Suite 301, Portland, Maine 04101. Foreside Fund Services, LLC is Marketing Agent and Grayscale Securities, LLC is Advertising Review and Filing Agent for the Fund. © 2026 Grayscale. ZcashInvest.com

ZcashInvest.com Zcash CRYPTO that’s DIFFERENT by NATURE The Zcash ETF (“ZCSH” or the “Fund”), an exchange traded product, is not registered under the Investment Company Act of 1940 (or the ’40 Act) and therefore is not subject to the same regulations and protections as 1940 Act registered ETFs and mutual funds. An investment in ZCSH is subject to a high degree of risk and heightened volatility. ZCSH is not suitable for an investor that cannot afford the loss of the entire investment. An investment in the Fund is not a direct investment in ZEC. The Zcash ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Fund or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903-2211 or by contacting Foreside Fund Services, LLC, 190 Middle Street, Suite 301, Portland, Maine 04101. Foreside Fund Services, LLC is Marketing Agent and Grayscale Securities, LLC is Advertising Review and Filing Agent for the Fund. © 2026 Grayscale. ZcashInvest.com

ZcashInvest.com Zcash The Zcash ETF Ticker: ZCSH GRAYSCALE Learn more at ZcashInvest.com The Zcash ETF (“ZCSH” or the “Fund”), an exchange traded product, is not registered under the Investment Company Act of 1940 (or the ’40 Act) and therefore is not subject to the same regulations and protections as 1940 Act registered ETFs and mutual funds. An investment in ZCSH is subject to a high degree of risk and heightened volatility. ZCSH is not suitable for an investor that cannot afford the loss of the entire investment. An investment in the Fund is not a direct investment in ZEC. The Zcash ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Fund or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903-2211 or by contacting Foreside Fund Services, LLC, 190 Middle Street, Suite 301, Portland, Maine 04101. Foreside Fund Services, LLC is Marketing Agent and Grayscale Securities, LLC is Advertising Review and Filing Agent for the Fund. © 2026 Grayscale.

The Zcash ETF (the "Fund") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Fund or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903-2211 or by contacting Foreside Fund Services, LLC, 190 Middle Street, Suite 301, Portland, Maine 04101